EXHIBIT 21.1

LIST OF SUBSIDIARIES

Evolution Petroleum Corporation – A Nevada Corporation

Robert S. Herlin –   President and Chief Executive Officer

Sterling McDonald –   Chief Financial Officer/Treasurer

David Joe – Secretary

NGS Technologies, Inc. – A Delaware Corporation

Robert S. Herlin –   President and Chief Executive Officer

Sterling McDonald –   Chief Financial Officer/Treasurer

David Joe – Secretary

Evolution Operating Co., Inc. – A Texas Corporation

Robert Herlin – President and Chief Executive Officer

Sterling H. McDonald – Vice President, Chief Financial Officer, Treasurer and Secretary

Daryl Mazzanti – Vice President, Operations

David Joe – Secretary

Four Star Development – A Louisiana Corporation (Sold 3/3/08)

Robert S. Herlin – Manager

Sterling McDonald – Manager

Arkla Petroleum, L.L.C. – A Louisiana Corporation

Robert S. Herlin – Manager

Sterling McDonald – Manager

NGS Sub. Corp. – A Delaware Corporation

Robert S. Herlin –   President and Chief Executive Officer

Sterling McDonald –   Chief Financial Officer/Treasurer

David Joe – Secretary

Tertiaire Resources Company - A Texas Corporation

Robert S. Herlin –   Director

Sterling McDonald - Director

Daryl Mazzanti – Director